                                                                    EXHIBIT 10.4

                               GLOBALOPTIONS, INC.
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

This Employment Agreement (the "Agreement"), made this 24th day of January, 2002 is entered into by and between GlobalOptions, Inc., a Delaware corporation, with its principal place of business at 1625 L Street, N.W.,  Washington,  D.C. 20036
(the "Company"), and Neil C. Livingstone (the "Employee").

The  Company  desires to employ the  Employee,  and the  Employee  desires to be employed by the Company.  In  consideration of the mutual covenants and promises contained  herein,  and other good and valuable  consideration,  the receipt and sufficiency of which are hereby  acknowledged by the parties hereto, the parties hereto agree as follows:

            1. TERM OF  EMPLOYMENT.  The  Company  hereby  agrees to employ  the
Employee,  and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement,  for the period commencing on the date hereof and ending upon January 24, 2007,  unless otherwise  terminated  pursuant to the terms  hereof The term shall  automatically  extend for an  additional  one year period on the first day of the final year of the term, or any extension thereof, as the case may be, on the same terms and conditions as set forth herein, unless either the Company or the Employee  gives written  notice to the other within 60 days  before  the  first  day  of  the  final  year  that  the  term  shall  not automatically be extended;  provided, however, that the Company and Employee may amend this  Employment  Agreement  during such 60 day period to provide for such additional  or modified  terms and  conditions as they shall  mutually  agree in writing.

            2.  CAPACITY.  The Employee  shall serve as Chairman of the Board of
Directors.  The  Employee  shall  be  based  at  the  Company's  office  in  the
Washington,  D.C.  metropolitan  area or at such other area as the Company shall reasonably  deem  necessary.  The Employee  hereby  accepts such  employment and agrees to undertake  the duties and  responsibilities  inherent in such position and such other duties and  responsibilities as the Board of Directors shall from time to time reasonably  assign to him. The Employee agrees to devote his entire business  time,  attention  and energies to the  business  and  interests of the
Company during the Employment  Period,  provided however,  the Employee shall be free to engage in, outside the Company,  the activities  described in Exhibit A.
The Employee agrees to abide by the rules, regulations,  instructions, personnel practices  and  policies of the Company  and any  changes  therein  which may be adopted from time to time by the Company.

            3. COMPENSATION AND BENEFITS.

               3.1  Effective on the date of  employment,  the Company shall pay the Employee, a base salary of $260,000, per annum ("Base Salary"). The Employee shall be eligible for a bonus based upon mutually  agreed to goals,  established by the Compensation Committee formed by the Board of Directors.  All bonuses are pro-rated  from the date of  employment  to December  31. All bonuses set out in this Section shall be payable in accordance with Company policy,  which is based upon annual  review,  unless  mutually  agreed to by the  Employee  and Company.
Increase in the Base Salary will be based on the Company's  performance  as well as Employee's  contribution  to that  performance,  and shall be determined  the
Compensation Committee.

               3.2 In addition to the bonus set forth in Section 3.1, above, the
Employee shall be entitled to participate in all bonus programs that the Company
may  establish  for  executives,  and other   benefit  programs that the Company
establishes Employee shall be entitled to four weeks of annual paid vacation and two weeks of annual  sick  leave.  If  vacation or sick leave is not used in any given year, it shall not carryover to the next year,  and Employee shall receive no compensation  therefor.  The Company shall provide a Disability Plan,  travel accident  insurance,  and shall  procure and pay premiums on a Key Man Insurance policy  on the life of the  Employee  in the face  amount  of at least  $500,000 having the Employee or the Employee's designee as beneficiary. The Employee will be eligible to  participate  in the Company's  Incentive  Stock Option Plan. The
employee shall be provided medical and dental  insurance,  and be reimbursed for an annual physical,  by a physician of his choice, of an amount up to $1,500 per examination.

               3.3 The  Company  shall  reimburse  Employee  for all  reasonable business and professional  expenses  incurred by the Employee in connection with his employment  within thirty (30) days of the Company's  receipt of appropriate documentation  that  conforms  to  the  requirements  of the  Company's  expense reimbursement procedures.

            4.  EMPLOYMENT  TERMINATION.  The  employment of the Employee by the
Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

               4.1 At the election of the Company,  for cause,  immediately upon written notice by the Company to the Employee.  For the purposes of this Section
4.1, "cause" for termination  shall be deemed to exist upon: (a) failure to cure a material  breach by the Employee of the terms of this Agreement  within thirty
(30) days of receipt of written  notice of such  breach  from the  Company;  (b)
illegal use or  possession by Employee of drugs or  controlled  substances;  (c)
malfeasance,  reckless conduct,  gross negligence or willful misconduct relating to the  Employee's  duties;  or (d) the commission by the Employee of, any crime involving moral turpitude, any felony, or any act of dishonesty or fraud against the Company;

               4.2 Upon the death or thirty  (30) days after the  disability  of the Employee.  As used in this Agreement,  the term "disability"  shall mean the inability of the Employee, due to a physical or mental disability,  for a period of one hundred and eighty (180) days, regardless of whether consecutive,  during any 360-day period to perform the services contemplated under this Agreement.  A determination  of disability  shall be made by a physician  satisfactory to both the Employee and the Company,  provided  that if the Employee and the Company do not agree on a  physician,  the  Employee  and the  Company  shall each select a physician  and  these  two  together  shall  select  a  third  physician,  whose determination as to disability shall be binding on all parties;

               4.3 At the  election of the  Employee,  upon not less than thirty
(30) days prior written notice of termination; or

               4.4 At the election of the Company, otherwise than (i) for cause, or (ii)  pursuant  to  delivery  by the  Company  of a notice  not to renew this
Agreement  for any  additional  term  pursuant  to Section 1, upon not less than thirty (30) days prior written notice.

            5. EFFECT OF TERMINATION.

               5.1  TERMINATION  FOR CAUSE OR AT  ELECTION OF  EMPLOYEE.  In the
event the  Employee's  employment is  terminated'  for cause pursuant to Section
4.1, or at the  election of the  Employee  pursuant to Section  4.3, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

               5.2  TERMINATION  FOR  DEATH.  If the  Employee's  employment  is terminated by death pursuant to Section 4.2, the Company shall pay to the estate of the Employee the compensation, benefits and expense reimbursements that would otherwise  be  payable  to the  Employee  up to and  including  the  date of the
Employee's  death.  The Key Man Policy proceeds shall be payable as the Employee instructed pursuant to such policy.

               5.3 TERMINATION FOR DISABILITY.  If the Employee's  employment is terminated  by the  Employee's  disability  pursuant to Section 4.2, the Company shall pay to the Employee the compensation, benefits and expenses reimbursements that would  otherwise be payable to the Employee up to and including the date of such  termination.  Any  Disability  Insurance  shall be payable as the Employee instructed pursuant to such policy.

               5.4  TERMINATION BY THE COMPANY  WITHOUT CAUSE. If the Employee's
Employment is terminated at the election of the Company pursuant to Section 4.4, the Company shall pay to the Employee as severance  pay, in accordance  with the
Company's payroll  practices,  his Salary (defined later in this Subsection) and medical and dental medical insurance, long term disability and Key Man Policy at the  Company's  expense  for a period  equal to the  shorter of (i) twelve  (12)
months,  or (ii) the  remainder  of the  employment  term under this  Agreement.
Employee will not be required to mitigate the amount of any payment  provided in this Section 5.4 by seeking other  employment  or otherwise.  If the Employee is subsequently  employed by another  employer,  the Employee  shall continue to be entitled  to the Salary  payable to Employee  pursuant  to this  Section 5.4 but shall no longer be  entitled  to receive  from the  Company  any other  benefits provided  for pursuant to this Section 5.4. The term Salary used in this Section
5.4 shall be as follows: (i) the then base salary of the Employee, plus (ii) the amount equal to the previous year's bonus awarded to the Employee.

               5.5  SURVIVAL.  The  provisions of Sections 6 and 7 shall survive the termination of this Agreement, provided the Company is not in breach of this agreement.

            6. NON-COMPETE.

               6.1 So long as the  Company  is not in  material  breach  of this
Agreement,  during  the  Employment  Period and the  twelve  (12)  month  period beginning  on the  day  of  termination,  the  Employee  will  not  directly  or indirectly,  privately  or  as  an  employee,  individual  proprietor,  partner, stockholder,  officer, employee,  director, joint venturer, investor, lender, or in any other capacity  whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company):

                   (a) recruit,  hire,  solicit or induce, or attempt to induce, or assist others in hiring, soliciting or inducing, any employee or employees of the Company or its affiliates to terminate their  employment  with, or otherwise cease their relationship with, the Company or its affiliates;

                   (b) solicit,  divert or take away, or attempt to divert or to take away,  the  business  or  patronage  of any of the  clients,  customers  or accounts,  or prospective clients,  customers or accounts, of the Company or its affiliates  which were  contacted,  solicited  or served by the  Employee  while employed by the Company.  The terms "client" and "customer" as used herein shall mean such firms or agencies to which the Company or any affiliate of the Company has provided  services or sold  products  within twelve (12) months prior to the date of termination of the Employee's employment; or

                   (c) engage in the  rendering of any of the services  that are provided by the Company as of the time of the Employee's termination or that are contemplated by any business plan approved by the Board of Directors at the time of the Employee's termination

               6.2 The parties agree that the relevant  public policy aspects of covenants  not to compete  have been  discussed,  and that every effort has been made to limit  the  restrictions  placed  upon the  Employee  to those  that are reasonable and necessary to protect the Company's legitimate interests.

               6.3 If any  restriction  set forth in this  Section 6 is found by any court of competent  jurisdiction to be unenforceable  because it extends for too long a  period  of time or over too  great a range of  activities  or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time,  range of activities  or  geographic  area as to which it may be enforceable;  provided,  however,  that if the  period  of time  over  which the restrictions  set forth in this  Section 6 apply is reduced,  the period of time for which the Company is required to make severance payments pursuant to Section
5.4 shall be similarly reduced.

               6.4 The  restrictions  contained in this Section 6 are  necessary for the  protection  of the  business  and  goodwill of the  Company  and/or its affiliates  and  are  considered  by the  Employee  to be  reasonable  for  such purposes.  The Employee  agrees that any breach of this Section 6 will cause the
Company and/or its affiliates  substantial and irrevocable damage and therefore, in the event of any such breach,  in,  addition to such other remedies which may be available,  the Company shall have the right to seek specific performance and injunctive relief.

            7. PROPRIETARY INFORMATION AND DEVELOPMENTS.

               7.1 PROPRIETARY INFORMATION.

                   (a) Employee  agrees never to reveal the business  methods or business  secrets (all  inclusive)  of the Company,  its  affiliates,  or of its customers to anyone other than the Company and  authorized  customer  personnel.
Such business methods and secrets shall include but are not limited to, computer programs, data systems, trade secrets, inventions, products, processes, methods,
techniques,   formulas,   compositions,    compounds,   discoveries,   projects,
developments,  plans,  research data,  clinical data,  financial  data,  pricing policies,  personnel  data,  customer and supplier  lists and all other Company, affiliate or customer business and technological information.  Employee will not disclose any  Proprietary  Information  to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the
Company,  either  during  or  after  his  employment,   unless  and  until  such
Proprietary  Information  has  become  public  knowledge  without  fault  by the
Employee.

                   (b)  Employee  agrees  that all  files,  letters,  memoranda, reports,  records,  data,  sketches,  drawings,  laboratory  notebooks,  program listings, or other written,  photographic, or other tangible material containing
Proprietary Information,  whether created by the Employee or others, which shall come into his custody or possession,  shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company.

                   (c) Employee  agrees that his  obligation  not to disclose or use  information,  know-how and records of the types set forth in paragraphs (a)
and (b) above, also extends to such types of information,  know-how, records and tangible  property of  affiliates  of the  Company,  customers of the Company or suppliers  to the  Company or other  third  parties  who may have  disclosed  or entrusted  the same to the  Company  or to the  Employee  in the  course  of the
Company's business.

                   (d)  Employee  has  read,   understood   and  agreed  to  the
Intellectual  Property  Agreement  attached  hereto as  Exhibit B  relating  the
Company's ownership of Intellectual Property and proprietary information and the non-disclosure obligations of Employee.

               7.2 OTHER  AGREEMENTS.  The Employee hereby represents that he is not bound by the terms of any  agreement  with any  previous  employer  or other party to refrain from using or disclosing  any trade secret or  confidential  or proprietary  information in the course of his employment  with the Company or to refrain  from  competing,  directly  or  indirectly,  with the  business of such previous  employer or any other  party.  Employee  further  represents  that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any  agreement  to keep in  confidence  proprietary information,  knowledge or data  acquired by him in confidence or in trust prior to his  employment  with the Company.  The Company and the Employee  acknowledge that this Agreement shall replace the previous employment agreement entered into by  GlobalOptions,  LLC and the Employee,  and all terms and  conditions of that agreement are null and void.

            8. NOTICES.  All notices  required or permitted under this Agreement shall be in writing and shall be deemed effective upon delivery  personally,  by facsimile  or by  overnight  mail,  or upon  deposit in the United  States  Post
Office, by registered or certified mail, postage prepaid, addressed to the other party at the address  shown  above,  or at such other  address or  addresses  as either party shall designate to the other in accordance with this Section 8.

            9. PRONOUNS.  Whenever the context may require, any pronouns used in this Agreement  shall include the  corresponding  masculine,  feminine or neuter pronouns, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

            10.  ENTIRE  AGREEMENT.   This  Agreement   constitutes  the  entire
agreement   between  the  parties  and  supersedes  all  prior   agreements  and
understandings,  whether written or oral, relating to the subject matter of this
Agreement.

            11.  AMENDMENT.  This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

            12. GOVERNING LAW. This Agreement shall be governed and construed by the laws of the District of Columbia.  No claims may be brought  concerning  the validity or  interpretation  of this  Agreement  other than in the courts of the
District of Columbia.

            13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the  benefit  of both  parties  and  their  respective  successors  and assigns,  including any corporation  with which or into which the Company may be merged or which may succeed to its assets or business,  provided,  however, that the obligations of the Employee are personal and shall not be assigned by him.

            14. MISCELLANEOUS.

               14.1 No delay or omission by the Company in exercising  any right under this  Agreement  shall  operate as a waiver of that or any other right.  A waiver or consent  given by the Company on any one  occasion  shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

               14.2 The  captions  of the  sections  of this  Agreement  are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

               14.3 In case any  provision of this  Agreement  shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

               14.4 Employee  understands and agrees that the business ethics of the Company and  personal  standards  and ethics of its  employees,  must at all times be above reproach,  and the Employee agrees to conduct himself in a manner to reflect credit upon the Company.  Employee  understands  that employment with the Company is contingent upon satisfactory  verification of all statements made
by  Employee  in  the  employment   application  process  and  completion  of  a
satisfactory  background  check.  Employee  understands  that any illegal use or
possession  of  drugs  or  controlled   substances  could  result  in  immediate
termination of the employment  relationship.  Employee  further  understands and agrees that he shall not,  while  employed by the  Company,  engage in any other employment  or business  venture  without the  written  consent of the  Company, except as provided in Section 2 of this Agreement. Employee agrees to inform and discuss  with the Company any other  employment  or  business  venture  that may constitute a conflict of interest with the Company.

15. This Agreement  shall not be considered  valid unless signed by the Employee and an official authorized by the Company to sign such Agreement.

/s/ Neil Livingstone                               January 24, 2002
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Employee:                                          Date

/s/ Thomas Ondeck                                  January 24, 2002
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GlobalOptions, Inc.                                Date